U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Registration No. 333-76108

FORM N-14

REGISTRIATION STATEMENT UNDER THE SECURITIES ACT OF 1933

|_| Pre-Effective Amendment No.          |X|Post-Effective Amendment No. 1

AEGON/Transamerica Series Fund, Inc.

(Exact name of Registrant as specified in Charter)

Area Code and Telephone Number:

(800) 851-9777
570 Carillon Parkway
St. Petersburg, Florida 33716-1202

(address of Principal Executive Offices) (Zip Code)

John K. Carter, Esq.
AEGON/Transamerica Series Fund, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716

(Name and address of agent for service)

_________________

Registrant has registered an indefinite number of shares of its common stock pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. Accordingly, no filing fee is being paid at this time.

TRANSAMERICA VARIABLE INSURANCE FUND, INC.
Growth, Money Market & Small Company Portfolios

This Post-Effective Amendment consists of the following:

(1) Facing Sheet of the Registration Statement

(2) Part C to the Registration Statement (including signature page).

Parts A and B are incorporated herein by reference from the Registration Statement on Form N-14 (File No. 333-76108) filed on January 25, 2002.

This Post-Effective Amendment is being filed solely to file as Exhibit 12 to this Registration Statement on Form N-14, the final tax opinion.

PART C: OTHER INFORMATION

Item 15. Indemnification

Reference is made to the Article VI of the Registrant’s By-Laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

1.	Articles of Incorporation and all amendments are incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), as filed with the SEC.

2.	(a) Amended and Restated By-Laws are incorporated herein by reference to Post Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), as filed with the SEC on October 17, 1996.

3.	Not applicable.

4.	Form of Agreement and Plan of Reorganization is incorporated herein by reference to the Registrant’s Registration Statement filed on Form N-14 (File No. 333-76108) as filed with the SEC on January 25, 2002.

5.	Not Applicable.

6.	(a) Investment Advisory Agreement is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), Post-Effective Amendment No. 36 as filed with the SEC on April 27, 1999. (b) Sub-Advisory Agreement (J.P. Morgan Money Market) and form of Sub-Advisory Agreements (Growth and Small Cap) are incorporated herein by reference as filed with the SEC. The former was previously filed on April 27, 1999 with Post-Effective Amendment No. 36 to Form N-1A (File No. 33-507). The latter was previously filed on December 28, 2001 with Form N-14 (File No. 333-76108).

7.	Distribution Agreement is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), Amendment No. 36 as filed with the SEC on April 27, 1999.

8.	Trustees/Directors Deferred Compensation Plan is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), Amendment No. 23 as filed with the SEC on April 19, 1996.

9.	Form of Custodian Agreement is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 33-507), Post-Effective Amendment No. 26 as filed with the SEC on December 26, 1996.

10.	Plan of Distribution is incorporated herein by reference to the Registrant’s Registration Statement on Form N1-A (File No. 33-507), Post-Effective Amendment No. 29 as filed with the SEC on June 30, 1997.

11.	Opinion and Consent of John K. Carter, Esq., is incorporated herein by reference to the Registrant’s Registration Statement filed on Form N-14 (File No. 333-76108) as filed with the SEC on December 28, 2001.

12.	Opinion of Sutherland Asbill & Brennan LLP with respect to tax matters is filed herewith for a) Growth portfolio b) Money Market portfolio c) Small Company portfolio

13.	Not Applicable.

14.	a) Consents of Independent Certified Public Accountants are incorporated by reference to the Registrant’s Registration Statement filed on Form N-14 (File No. 333-76108) as filed with the SEC on January 25, 2002. b) Consent of Sutherland Asbill & Brennan LLP is incorporated by reference to the Registrant’s Registration Statement filed on Form N-14 (File No. 333-76108) as filed with the SEC on December 28, 2001.

15.	Not Applicable.

16.	Powers of Attorney for the Registrant are supported herein by reference to the Registrant’s Registration Statement filed on Form N1-A (File No. 33-507).

17.	a) Form of voting instruction form is incorporated by reference to the Registrant’s Registration Statement filed on Form N-14 (File No. 333-76108) as filed with the SEC on December 28, 2001.
b) The Prospectus of ATSF, dated May 1, 2001 is incorporated herein by reference to the Registrant’s Registration Statement (File No. 33-507) as filed with the SEC.
c) The Statement of Additional Information for ATSF, dated May 1, 2001, is incorporated herein by reference to the Registrant’s Registration Statement (File No. 33-507) as filed with the SEC.
d) The Prospectus for Transamerica Variable Insurance Fund, Inc., dated May 1, 2001, is incorporated herein by reference to the Registrant’s Registration Statement (File No. 33-507) as filed with the SEC.
e) The Statement of Additional Information for Transamerica Variable Insurance Fund, Inc., dated May 1, 2001, is incorporated herein by reference to the Registrant’s Registration Statement (File No. 33-507) as filed with the SEC.

Item 17. Undertakings

(1)	The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The undersigned Registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering of them.

SIGNATURES

As required by the Securities Act of 1933, this Registration Statement has been signed on behalf of the Registrant in the City of St. Petersburg and the State of Florida on the 2nd day of May, 2003.

AEGON/Transamerica Series Fund, Inc. /S/ BRIAN C. SCOTT Brian C. Scott* President and Chief Executive Officer

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ JOHN R. KENNEY	May 2, 2003
Chairman of the Board
John R. Kenney

/S/ BRIAN C. SCOTT	May 2, 2003
President & Chief Executive Officer
Brian C. Scott*

/S/ LARRY NORMAN	May 2, 2003
Executive Vice President & Director
Larry Norman

/S/ PETER R. BROWN	May 2, 2003
Vice Chairman - Peter R. Brown *

/S/ CHARLES C. HARRIS	May 2, 2003
Director - Charles C. Harris*

/S/ RUSSELL A. KIMBALL, JR	May 2, 2003
Director - Russell A. Kimball, Jr. *

/S/ WILLIAM W. SHORT, JR	May 2, 2003
Director - William W. Short, Jr

/S/ JANICE B. CASE	May 2, 2003
Director - Janice B. Case *

/S/ LEO HILL	May 2, 2003
Director - Leo Hill

/S/ DANIEL CALABRIA	May 2, 2003
Director - Daniel Calabria

/S/ KIM D. DAY	May 2, 2003
Treasurer and Principal Financial Officer
Kim D. Day

/S/ JOHN K. CARTER
* Signed by John K. Carter
as Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

12(a)	Opinion of Sutherland Asbill & Brennan LLP as to tax matters regarding TVIF Growth Portfolio

12(b)	Opinion of Sutherland Asbill & Brennan LLP as to tax matters regarding TVIF Money Market Portfolio

12(c)	Opinion of Sutherland Asbill & Brennan LLP as to tax matters regarding TVIF Small Company Portfolio

EXHIBIT 12(a)

Opinion of Sutherland Asbill & Brennan LLP as to tax matters regarding TVIF Growth Portfolio

As of April 30, 20021

Board of Directors
AEGON/Transamerica Series Fund, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716

Board of Directors
Transamerica Variable Insurance Fund, Inc.
1150 South Olive Street
Los Angeles, California 90015

Ladies and Gentlemen:

        This letter responds to your request for our opinion concerning the federal income tax consequences of (i) a transfer of all the assets of the Growth Portfolio (the “Target Portfolio”) of the Transamerica Variable Insurance Fund, Inc. (“TVIF”) to a new portfolio (the “Acquiring Portfolio”) of the AEGON/Transamerica Series Fund, Inc. (“ATSF”) in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio and (ii) the liquidation of the Target Portfolio. In rendering our opinion, we have relied solely on the representations set forth below and on the facts, summarized below, contained in the following documents: (a) the Agreement and Plan of Reorganization adopted by TVIF on behalf of the Target Portfolio and by ATSF on behalf of the Acquiring Portfolio (the “Plan of Reorganization”) and (b) the Form N-14 Registration Statement of TVIF/ATSF filed with respect to Plan of Reorganization.

Summary of Relevant Facts

        TVIF and ATSF are Maryland corporations registered as diversified open-end management investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”). Each of TVIF and ATSF comprises several separate investment portfolios and issues separate classes of shares of stock representing ownership interests in each of those portfolios. The Target Portfolio is one of the portfolios of TVIF. The Acquiring Portfolio is a newly created portfolio of ATSF that will begin operations on April 30, 2002, which is expected to be the closing date for the transactions contemplated pursuant to the Plan of Reorganization. The Acquiring Portfolio currently has no assets and no shareholders. The shares of the Target Portfolio are not available, and the shares of the Acquiring Portfolio will not be available, for purchase by members of the general public. Rather, shares of the Target Portfolio are available, and shares of the Acquiring Portfolio will be available, for purchase only by insurance companies and their separate accounts as the underlying investment medium for owners (the “Policyowners”) of variable annuity contracts and variable life insurance policies (collectively, the “Contracts”).

        Transamerica Investment Management, LLC (“TIMCO”) is currently the adviser for the Target Portfolio. The Target Portfolio seeks to maximize long-term growth primarily by investing its assets in a diversified portfolio of domestic equity securities. It does not limit its investments to any particular type or size of company. The Target Portfolio uses a “bottom up” approach to investing and buys securities of companies believed to have the defining features of premier growth companies that are under-valued in the stock market.

        Upon the commencement of the Acquiring Portfolio’s operations, AEGON/Transamerica Fund Advisers, Inc. (“AFTA”) will be the adviser for the Acquiring Portfolio and TIMCO will be the sub-adviser for the Acquiring Portfolio. The Acquiring Portfolio will adopt investment policies and strategies identical to those of the Target Portfolio to fulfill its investment objectives.

        For valid business reasons, the board of directors of TVIF has determined to recommend to shareholders of the Target Portfolio that the Target Portfolio should become a portfolio of ATSF. The board of directors believes that such an exchange has the potential of reducing the operating expenses for management of the assets in the portfolio. Accordingly, the following Plan of Reorganization has been approved by the board of directors of TVIF and ATSF:

(i)	on the Closing Date, all the assets of the Target Portfolio will be transferred to the Acquiring Portfolio in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio. The aggregate value of the Acquiring Portfolio shares to be issued in this exchange will be equal to the value of the net assets transferred (computed using the valuation procedures set forth in the respective then-current prospectuses and statements of additional information of TVIF and ATSF);

(ii)	as soon as conveniently practicable after the Closing Date, the Target Portfolio will distribute the Acquiring Portfolio shares received by it pursuant to the Plan of Reorganization to its shareholders pro rata in proportion to their respective interests;[2] and

(iii)	the Target Portfolio will be completely liquidated.

        The steps discussed in paragraphs (i), (ii), and (iii) above are referred to herein collectively as the “Reorganization.”

Representations

        Our opinion is conditioned upon the accuracy of the following representations as of the Closing Date, which representations have been certified to us by an authorized officer of TVIF and/or ATSF:

    (a)        ATSF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Acquiring Portfolio (1) will operate as a separate open-end management investment company and (2) will be taxable as a separate corporation for federal income tax purposes by reason of section 851(g).3 TVIF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Target Portfolio (1) operates as a separate open-end management investment company and (2) is taxable as a separate corporation for federal income tax purposes by reason of section 851(g).

    (b)        The Target Portfolio qualified for treatment as a regulated investment company under section 851 (a “RIC”) for its most recent taxable year and intends to qualify as such for its current taxable year. Following completion of the Reorganization, the Acquiring Portfolio intends to qualify as a RIC within the meaning of section 851 for the current and all subsequent taxable years.

    (c)        The fair market value of the shares of the Acquiring Portfolio stock to be received by each shareholder of the Target Portfolio will be approximately equal to the fair market value of the shares of the Target Portfolio surrendered in exchange therefor.

    (d)        Immediately following the Reorganization, the shareholders of the Target Portfolio will own all the outstanding shares of the Acquiring Portfolio, and will own such shares solely by reason of their ownership of shares of the Target Portfolio immediately prior to the Reorganization.

    (e)        Immediately following the Reorganization, the Acquiring Portfolio will possess the same assets and liabilities (except for assets used to pay expenses incurred in the Reorganization) as possessed by the Target Portfolio immediately prior to the Reorganization.

    (f)        There will be no Target Portfolio shareholders entitled to appraisal rights as a result of the Reorganization, no cash will be paid to the shareholders of the Target Portfolio in lieu of fractional shares, and no cash or property other than the Acquiring Portfolio shares will be received by or distributed to the shareholders of the Target Portfolio in the Reorganization.

    (g)        Neither the Acquiring Portfolio nor any person related to the Acquiring Portfolio has any plan or intention to redeem (or acquire) any of the Acquiring Portfolio stock issued in the Reorganization except under its legal obligations under section 22(e) of the 1940 Act.

    (h)        The Acquiring Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Target Portfolio acquired in the Reorganization, except for dispositions made in the ordinary course of its business as an open-end investment company.

    (i)        The Target Portfolio’s liabilities to be assumed by the Acquiring Portfolio (if any) were incurred by the Target Portfolio in the ordinary course of its business and are associated with the assets to be transferred.

    (j)        Except for expenses related solely and directly to the Reorganization, the Acquiring Portfolio and the Target Portfolio will pay their respective transaction expenses. AFTA (or an affiliate of AFTA) will pay the expenses of the Acquiring Portfolio and the Target Portfolio that are solely and directly related to the Reorganization. The shareholders of the Target Portfolio will pay their own respective transaction expenses, and no expenses of the shareholders will be paid by AFTA (or any affiliate of AFTA).

    (k)        There is no intercorporate indebtedness between the Acquiring Portfolio and the Target Portfolio.

    (l)        The fair market value of the assets of the Target Portfolio to be transferred in the Reorganization to the Acquiring Portfolio will exceed the sum of the liabilities to be assumed by the Acquiring Portfolio (if any).

    (m)        At the time of the Reorganization, the Target Portfolio will not have outstanding any warrants, option, convertible securities, or any other type of right pursuant to which any person could acquires shares in the Target Portfolio.

    (n)        The Acquiring Portfolio has no plan or intention, other than in the ordinary course of its operation as an open-end investment company, to issue additional shares following the Reorganization.

    (o)        Following the Reorganization, the Acquiring Portfolio will continue the historic business of the Target Portfolio.

    (p)        The Target Portfolio will distribute to its shareholders the shares of the Acquiring Portfolio it receives pursuant to the Reorganization.

    (q)        As of the Closing Date, the Target Portfolio will cease to be a going concern except for completion of the transactions contemplated pursuant to the Plan of Reorganization. Following the final liquidating distribution, the Target Portfolio will not retain any assets and will be dissolved.

    (r)        The Acquiring Portfolio and the Target Portfolio are each engaging in the Reorganization for valid business reasons.

    (s)        Each of the separate accounts (the “Variable Accounts”) that hold shares in the Target Portfolio is registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act and is also a segregated asset account under the applicable state insurance laws. Each of the Variable Accounts is administered and accounted for as part of the general business of the insurance companies that own such Variable Accounts, but its assets are not chargeable with liabilities arising from the business of any other separate account or any other business that such insurance companies may conduct. The Variable Accounts hold only assets pursuant to variable contracts described in section 817(d) and meet the diversification requirements of section 817(h). Each of the Variable Accounts is properly taxed as part of the operations of the insurance company that owns such Variable Account and is not a separate taxable entity for federal income tax purposes.

    (t)        The Target Portfolio is managed in such a manner as to satisfy the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations, and the Acquiring Portfolio will be managed in such a manner following completion of the Reorganization.

    (u)        The Contracts supported by the Variable Accounts (1) permit each insurance company that owns a Variable Account to substitute shares of the Acquiring Portfolio for shares of the Target Portfolio held by the Variable Accounts, (2) will not differ materially as a result of the Reorganization, and (3) do not permit any Policyowner to direct or require the insurance companies, the Variable Accounts, or any investment company in which the Variable Accounts may invest to acquire any particular asset or investment other than the right to allocate premiums among one or more investment companies meeting the requirements of section 1.817-5 of the Income Tax Regulations.

    (v)        Other than in the case of investors permitted under section 1.817-5(f)(3) of the Income Tax Regulations, (1) all the shares of the Target Portfolio are held (and all shares of the Acquiring Portfolio will be held) by separate accounts of one or more life insurance companies and (2) public access to the Target Portfolio is available (and public access to the Acquiring Portfolio will be available) exclusively through the purchase of a Contract.

Opinion

        Based on our analysis of the Code, the Income Tax Regulations promulgated under the Code, case law, published and private rulings of the Internal Revenue Service, and other relevant legal authority, and in view of the facts summarized above and the representations set forth above, it is our opinion that the following federal income tax consequences will result from the Reorganization:

    1.        The Reorganization will constitute a “reorganization” within the meaning of section 368(a)(1)(F), and the Target Portfolio and the Acquiring Portfolio each will be a “party to a reorganization” within the meaning of section 368(b).

    2.        No gain or loss will be recognized by the Target Portfolio (i) on the transfer of its assets to the Acquiring Portfolio in exchange solely for shares of the Acquiring Portfolio and the Acquiring Portfolio’s assumption of the specified liabilities of the Target Portfolio and (ii) the subsequent distribution by the Target Portfolio of those shares to the shareholders of the Target Portfolio. Section 361.

    3.        No gain or loss will be recognized by the Acquiring Portfolio on receipt of the assets transferred to it by the Target Portfolio in exchange for shares of the Acquiring Portfolio and the assumption of the specified liabilities of the Target Portfolio. Section 1032.

    4.        The Acquiring Portfolio’s basis in the assets received from the Target Portfolio will be the same as the Target Portfolio’s basis in those assets immediately prior to the Reorganization. Section 362(b).

    5.        The Acquiring Portfolio’s holding period for the transferred assets will include the Target Portfolio’s holding period therefor. Section 1223(2).

    6.        No gain or loss will be recognized by the shareholders of the Target Portfolio on the exchange of their shares of the Target Portfolio solely for shares of the Acquiring Portfolio. Section 354.

    7.        A Target Portfolio shareholder’s basis in the shares of the Acquiring Portfolio received in the Reorganization will be the same as the adjusted basis of the shares of the Target Portfolio surrendered in exchange therefor. Section 358.

    8.        A Target Portfolio shareholder’s holding period in the shares of the Acquiring Portfolio received in the Reorganization will include the shareholder’s holding period for the shares of the Target Portfolio surrendered in exchange therefor, provided such Target Portfolio shares were held as capital assets on the Closing Date. Section 1223(l).

    9.        For purposes of section 381 of the Code, the Acquiring Portfolio will be treated as if there had been no reorganization. Accordingly, the taxable year of the Target Portfolio will not end on the effective date of the Reorganization and the tax attributes of the Target Portfolio enumerated in section 381(c) will be taken into account as if there had been no reorganization. The part of the taxable year of the Target Portfolio before the Reorganization and the part of the taxable year of the Acquiring Portfolio after the Reorganization will constitute a single taxable year of the Acquiring Portfolio. Therefore, the Target Portfolio will not be required to file a federal income tax return or distribute information returns to its shareholders for any portion of such taxable year. The Acquiring Portfolio will assume the Target Portfolio’s taxpayer identification number and will not be required to file for a new identification number. See Treas. Reg. § 1.381(b)-1(a)(2); Rev. Rul. 57-276, 1957-1 C.B. 126; Rev. Rul. 73-526, 1973-2 C.B. 404.

    10.        No gain or loss will be recognized by the Policyowners as a result of the Reorganization. Rev. Rul. 82-54, 1982-1 C.B. 11.

_________________

        We express no opinion regarding the federal income tax consequences of the payment by AFTA (or an affiliate of AFTA) of expenses incurred in connection with the Reorganization, except in relation to the qualification of the Reorganization as a “reorganization” under the Code.

        We are furnishing this opinion letter solely for the benefit of TVIF, including the Target Portfolio thereof, and ATSF, including the Acquiring Portfolio thereof, the board of directors of TVIF, the board of directors of ATSF, the shareholders of each of the Target Portfolio and the Acquiring Portfolio, and the Policyowners, and this letter is not to be used, circulated, or quoted for any other purpose without our written consent. Our opinion reflects our interpretation of the provisions of the Code as in effect as of the date hereof. Our opinion is limited to the federal income tax consequences of the Reorganization, and we express no opinion regarding any state, local, foreign or other tax or nontax consequences. Absent your written request, we will revise or update this letter to reflect subsequent changes in law only through the Closing Date.

Sincerely yours, /s/ Sutherland Asbill & Brennan LLP SUTHERLAND ASBILL & BRENNAN LLP

EXHIBIT 12(b)

Opinion of Sutherland Asbill &Brennan LLP as to tax matters regarding TVIF Money Market Portfolio

As of April 30, 20024

Board of Directors
AEGON/Transamerica Series Fund, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716

Board of Directors
Transamerica Variable Insurance Fund, Inc.
1150 South Olive Street
Los Angeles, California 90015

Ladies and Gentlemen:

        This letter responds to your request for our opinion concerning the federal income tax consequences of (i) a transfer of all the assets of the Money Market Portfolio (the “Target Portfolio”) of the Transamerica Variable Insurance Fund, Inc. (“TVIF”) to the J.P. Morgan Money Market Portfolio (the “Acquiring Portfolio”) of the AEGON/Transamerica Series Fund, Inc. (“ATSF”) in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio and (ii) the liquidation of the Target Portfolio. In rendering our opinion, we have relied solely on the representations set forth below and on the facts, summarized below, contained in the following documents: (a) the Agreement and Plan of Reorganization adopted by TVIF on behalf of the Target Portfolio and by ATSF on behalf of the Acquiring Portfolio (the “Plan of Reorganization”) and (b) the Form N-14 Registration Statement of TVIF/ATSF filed with respect to Plan of Reorganization.

Summary of Relevant Facts

        TVIF and ATSF are Maryland corporations registered as diversified open-end management investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”). Each of TVIF and ATSF comprises several separate investment portfolios and issues separate classes of shares of stock representing ownership interests in each of those portfolios. The Target Portfolio is one of the portfolios of TVIF. Neither the shares of the Acquiring Portfolio nor the shares of the Target Portfolio are available for purchase by members of the general public. Rather, such shares are available for purchase only by insurance companies and their separate accounts as the underlying investment medium for owners (the “Policyowners”) of variable annuity contracts and variable life insurance policies (collectively, the “Contracts”).

        The Acquiring Portfolio and the Target Portfolio have similar investment objectives. Each seeks to maximize current income consistent with liquidity and preservation of capital.

        Transamerica Investment Management, LLC (“TIMCO”) is currently the adviser for the Target Portfolio. The Target Portfolio invests in a diversified selection of high quality money market instruments with remaining maturities of 13 months or less. The Target Portfolio invests primarily in (1) short-term corporate obligations, including commercial paper, notes and bonds; (2) obligations issued or guaranteed by the U.S. and foreign governments and their agencies or instrumentalities; (3) obligations of U.S. and foreign banks, or their foreign branches, and U.S. savings banks; and (4) repurchase agreements involving any of the securities mentioned above. The Target Portfolio generally seeks to invest in securities with minimal credit risk and to maintain a stable net asset value.

        AEGON/Transamerica Fund Advisers, Inc. (“AFTA”) is currently the adviser for the Acquiring Portfolio and J.P Morgan Investment Management Inc. (“J.P. Morgan”) is currently the sub-adviser for the Acquiring Portfolio. The Acquiring Portfolio seeks to achieve its objectives by investing in: (1) U.S. government obligations; (2) domestic and certain foreign bank obligations including time deposits, certificates of deposit, bankers’ acceptances and other bank obligations; (3) asset-backed securities; and (4) repurchase and reverse repurchase agreements. The Acquiring Portfolio limits its investments to securities that present minimum credit risks, as determined by guidelines adopted by its board of directors.

        Effective April 30, 2002, which is expected to be the closing date for the transactions proposed pursuant to the Plan of Reorganization, TIMCO will replace J.P. Morgan as the sub-adviser for the Acquiring Portfolio. Thereafter, the Acquiring Portfolio will adopt similar investment policies and strategies to those of the Target Portfolio to fulfill its investment objectives.

        For valid business reasons, the board of directors of TVIF has determined to recommend to shareholders of the Target Portfolio that the Target Portfolio should be combined with the Acquiring Portfolio and operated as a single portfolio. The board of directors believes that such a combination has the potential of reducing the operating expenses for management of the assets in the two portfolios. Accordingly, the following Agreement and Plan of Reorganization has been approved by the board of directors of the TVIF:

(i)	immediately prior to the close of business on the closing date for the Reorganization (the “Closing Date”), the Target Portfolio will declare and pay to its shareholders one or more dividends or distributions, which together with all previous dividends will have the effect of distributing to Target Portfolio shareholders all the Target Portfolio’s previously undistributed investment company taxable income, if any, for fiscal or taxable periods ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid), its net exempt-interest income for fiscal or taxable periods ending on or prior to the Closing Date, and all its previously undistributed net capital gain realized in fiscal or taxable periods ending on or prior to the Closing Date (after reduction for any capital loss carried forward);

(ii)	on the Closing Date, all the assets of the Target Portfolio will be transferred to the Acquiring Portfolio in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio. The aggregate value of the Acquiring Portfolio shares to be issued in this exchange will be equal to the value of the net assets transferred (computed using the valuation procedures set forth in the respective then-current prospectuses and statements of additional information of TVIF and ATSF);

(iii)	as soon as conveniently practicable after the Closing Date, the Target Portfolio will distribute the Acquiring Portfolio shares received by it pursuant to the Plan of Reorganization to its shareholders pro rata in proportion to their respective interests;[5] and

(iv)	the Target Portfolio will be completely liquidated.

        The steps discussed in paragraphs (ii), (iii), and (iv) above are referred to herein collectively as the “Reorganization.”

Representations

        Our opinion is conditioned upon the accuracy of the following representations as of the Closing Date, which representations have been certified to us by an authorized officer of TVIF and/or ATSF:

    (a)        ATSF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Acquiring Portfolio (1) operates as a separate open-end management investment company and (2) is taxable as a separate corporation for federal income tax purposes by reason of section 851(g).6 TVIF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Target Portfolio (1) operates as a separate open-end management investment company and (2) is taxable as a separate corporation for federal income tax purposes by reason of section 851(g).

    (b)        Each of the Target Portfolio and the Acquiring Portfolio qualified for treatment as a regulated investment company under section 851 (a “RIC”) for its most recent taxable year and intends to qualify as such for its current taxable year (including the Target Portfolio’s last short taxable period ending on the Closing Date). Following completion of the Reorganization, the Acquiring Portfolio intends to continue to qualify as a RIC within the meaning of section 851 for all subsequent taxable years.

    (c)        The fair market value of the shares of the Acquiring Portfolio stock to be received by each shareholder of the Target Portfolio will be approximately equal to the fair market value of the shares of the Target Portfolio surrendered in exchange therefor.

    (d)        The Acquiring Portfolio will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Target Portfolio immediately prior to the Reorganization. For purposes of this representation, amounts used by the Target Portfolio to pay its reorganization expenses and all redemptions and distributions (except for (1) redemptions in the ordinary course of the Target Portfolio’s business as an open-end investment company as required by section 22(e) of the 1940 Act pursuant to a demand of a shareholder and (2) regular, normal dividends) made by the Target Portfolio immediately prior to the transfer will be included as assets of the Target Portfolio held immediately prior to the Reorganization.

    (e)        There will be no Target Portfolio shareholders entitled to appraisal rights as a result of the Reorganization, no cash will be paid to the shareholders of the Target Portfolio in lieu of fractional shares, and no cash or property other than the Acquiring Portfolio shares will be received by or distributed to the shareholders of the Target Portfolio in the Reorganization.

    (f)        Neither the Acquiring Portfolio nor any person related to the Acquiring Portfolio has any plan or intention to redeem (or acquire) any of the Acquiring Portfolio stock issued in the Reorganization except under its legal obligations under section 22(e) of the 1940 Act.

    (g)        The Acquiring Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Target Portfolio acquired in the Reorganization, except for dispositions made in the ordinary course of its business as an open-end investment company.

    (h)        The Target Portfolio’s liabilities to be assumed by the Acquiring Portfolio (if any) were incurred by the Target Portfolio in the ordinary course of its business and are associated with the assets to be transferred.

    (i)        Except for expenses related solely and directly to the Reorganization, the Acquiring Portfolio and the Target Portfolio will pay their respective transaction expenses. AFTA (or an affiliate of AFTA) will pay the expenses of the Acquiring Portfolio and the Target Portfolio that are solely and directly related to the Reorganization. The shareholders of the Target Portfolio will pay their own respective transaction expenses, and no expenses of the shareholders will be paid by AFTA (or any affiliate of AFTA).

    (j)        There is no intercorporate indebtedness between the Acquiring Portfolio and the Target Portfolio.

    (k)        The fair market value of the assets of the Target Portfolio to be transferred in the Reorganization to the Acquiring Portfolio will exceed the sum of the liabilities to be assumed by the Acquiring Portfolio (if any).

    (l)        The total adjusted basis of the Target Portfolio assets transferred to the Acquiring Portfolio will equal or exceed the sum of the liabilities (if any) to be assumed by the Acquiring Portfolio pursuant to the Reorganization.

    (m)        The Target Portfolio will distribute to its shareholders the shares of the Acquiring Portfolio it receives pursuant to the Reorganization.

    (n)        As of the Closing Date, the Target Portfolio will cease to be a going concern except for completion of the transactions contemplated pursuant to the Plan of Reorganization. Following the final liquidating distribution, the Target Portfolio will not retain any assets and will be dissolved.

    (o)        In contemplation of the Reorganization, the Target Portfolio has not disposed, and will not dispose, of any assets other than (1) pursuant to sales occurring in the ordinary course of its business as a RIC and (2) the transfer of its assets to the Acquiring Portfolio pursuant to the Reorganization.

    (p)        Prior to the adoption of the Plan of Reorganization, neither the Target Portfolio nor any person related to the Target Portfolio has redeemed (or acquired) any shares of Target Portfolio stock except under its legal obligations under section 22(e) of the 1940 Act.

    (q)        The Acquiring Portfolio and the Target Portfolio each meets the requirements of a RIC as defined in section 368(a)(2)(F).

    (r)        The Acquiring Portfolio does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Target Portfolio.

    (s)        All shares issued by the Acquiring Portfolio in the Reorganization, regardless of class designation, will be voting shares.

    (t)        During the five-year period ending on the date of the Reorganization, the Target Portfolio has not made (and will not have made) any distributions with respect to the Target Portfolio shares (other than regular and normal dividend distributions made pursuant to the Target Portfolio’s historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for distributions described in sections 852 and 4982.

    (u)        The Acquiring Portfolio and the Target Portfolio are each engaging in the Reorganization for valid business reasons.

    (v)        Each of the separate accounts (the “Variable Accounts”) that hold shares in the Target Portfolio is registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act and is also a segregated asset account under applicable state insurance laws. Each of the Variable Accounts is administered and accounted for as part of the general business of the insurance companies that own such Variable Accounts, but its assets are not chargeable with liabilities arising from the business of any other separate account or any other business that such insurance companies may conduct. The Variable Accounts hold only assets pursuant to variable contracts described in section 817(d) and meet the diversification requirements of section 817(h). Each of the Variable Accounts is properly taxed as part of the operations of the insurance company that owns such Variable Account and is not a separate taxable entity for federal income tax purposes.

    (w)        Each of the Target Portfolio and the Acquiring Portfolio is managed in such a manner as to satisfy the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations, and the Acquiring Portfolio will continue to be managed in such a manner following completion of the Reorganization.

    (x)        The Contracts supported by the Variable Accounts (1) permit each insurance company that owns a Variable Account to substitute shares of the Acquiring Portfolio for shares of the Target Portfolio held by the Variable Accounts, (2) will not differ materially as a result of the Reorganization, and (3) do not permit any Policyowner to direct or require the insurance companies, the Variable Accounts, or any investment company in which the Variable Accounts may invest to acquire any particular asset or investment other than the right to allocate premiums among one or more investment companies meeting the requirements of section 1.817-5 of the Income Tax Regulations.

    (y)        Other than in the case of investors permitted under section 1.817-5(f)(3) of the Income Tax Regulations, (1) all the shares of the Target Portfolio and the Acquiring Portfolio are held (and will continue to be held) by separate accounts of one or more life insurance companies and (2) public access to those Portfolios is available (and will continue to be available) exclusively through the purchase of a Contract.

Opinion

        Based on our analysis of the Code, the Income Tax Regulations promulgated under the Code, case law, published and private rulings of the Internal Revenue Service, and other relevant legal authority, and in view of the facts summarized above and the representations set forth above, it is our opinion that the following federal income tax consequences will result from the Reorganization:

    1.        The Reorganization will constitute a “reorganization” within the meaning of section 368(a), and the Target Portfolio and the Acquiring Portfolio each will be a “party to a reorganization” within the meaning of section 368(b).

    2.        No gain or loss will be recognized by the Target Portfolio (i) on the transfer of its assets to the Acquiring Portfolio in exchange solely for shares of the Acquiring Portfolio and the Acquiring Portfolio’s assumption of the specified liabilities of the Target Portfolio and (ii) the subsequent distribution by the Target Portfolio of those shares to the shareholders of the Target Portfolio. Section 361.

    3.        No gain or loss will be recognized by the Acquiring Portfolio on receipt of the assets transferred to it by the Target Portfolio in exchange for shares of the Acquiring Portfolio and the assumption of the specified liabilities of the Target Portfolio. Section 1032.

    4.        The Acquiring Portfolio’s basis in the assets received from the Target Portfolio will be the same as the Target Portfolio’s basis in those assets immediately prior to the Reorganization. Section 362(b).

    5.        The Acquiring Portfolio’s holding period for the transferred assets will include the Target Portfolio’s holding period therefor. Section 1223(2).

    6.        No gain or loss will be recognized by the shareholders of the Target Portfolio on the exchange of their shares of the Target Portfolio solely for shares of the Acquiring Portfolio. Section 354.

    7.        A Target Portfolio shareholder’s basis in the shares of the Acquiring Portfolio received in the Reorganization will be the same as the adjusted basis of the shares of the Target Portfolio surrendered in exchange therefor. Section 358.

    8.        A Target Portfolio shareholder’s holding period in the shares of the Acquiring Portfolio received in the Reorganization will include the shareholder’s holding period for the shares of the Target Portfolio surrendered in exchange therefor, provided such Target Portfolio shares were held as capital assets on the Closing Date. Section 1223(l).

    9.        The Acquiring Portfolio will succeed to and take into account the items of the Target Portfolio described in section 381(c), including any earnings and profits, or deficit therein, of the Target Portfolio as of the date of the Closing Date, subject to the conditions and limitations specified in sections 381, 382, 383, and 384.

    10.        No gain or loss will be recognized by the Policyowners as a result of the Reorganization. Rev. Rul. 82-54, 1982-1 C.B. 11.

_________________

        We express no opinion regarding the federal income tax consequences of the payment by AFTA (or an affiliate of AFTA) of expenses incurred in connection with the Reorganization, except in relation to the qualification of the Reorganization as a “reorganization” under the Code.

        We are furnishing this opinion letter solely for the benefit of TVIF, including the Target Portfolio thereof, and ATSF, including the Acquiring Portfolio thereof, the board of directors of TVIF, the board of directors of ATSF, the shareholders of each of the Target Portfolio and the Acquiring Portfolio, and the Policyowners, and this letter is not to be used, circulated, or quoted for any other purpose without our written consent. Our opinion reflects our interpretation of the provisions of the Code as in effect as of the date hereof. Our opinion is limited to the federal income tax consequences of the Reorganization, and we express no opinion regarding any state, local, foreign or other tax or nontax consequences. Absent your written request, we will revise or update this letter to reflect subsequent changes in law only through the Closing Date.

Sincerely yours, /s/ Sutherland Asbill & Brennan LLP SUTHERLAND ASBILL & BRENNAN LLP

EXHIBIT 12(c)

Opinion of Sutherland Asbill &Brennan LLP as to tax matters regarding TVIF Small Company Portfolio

As of April 30, 20027

Board of DirectorsAEGON/Transamerica
Series Fund, Inc.570
Carillon ParkwaySt.
Petersburg, Florida 33716

Board of Directors

Transamerica Variable Insurance Fund, Inc.1150
South Olive Street

Los Angeles, California 90015

Ladies and Gentlemen:

        This letter responds to your request for our opinion concerning the federal income tax consequences of (i) a transfer of all the assets of the Small Company Portfolio (the “Target Portfolio”) of the Transamerica Variable Insurance Fund, Inc. (“TVIF”) to a new portfolio (the “Acquiring Portfolio”) of the AEGON/Transamerica Series Fund, Inc. (“ATSF”) in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio and (ii) the liquidation of the Target Portfolio. In rendering our opinion, we have relied solely on the representations set forth below and on the facts, summarized below, contained in the following documents: (a) the Agreement and Plan of Reorganization adopted by TVIF on behalf of the Target Portfolio and by ATSF on behalf of the Acquiring Portfolio (the “Plan of Reorganization”) and (b) the Form N-14 Registration Statement of TVIF/ATSF filed with respect to Plan of Reorganization.

Summary of Relevant Facts

        TVIF and ATSF are Maryland corporations registered as diversified open-end management investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”). Each of TVIF and ATSF comprises several separate investment portfolios and issues separate classes of shares of stock representing ownership interests in each of those portfolios. The Target Portfolio is one of the portfolios of TVIF. The Acquiring Portfolio is a newly created portfolio of ATSF that will begin operations on April 30, 2002, which is expected to be the closing date for the transactions contemplated pursuant to the Plan of Reorganization. The Acquiring Portfolio currently has no assets and no shareholders. The shares of the Target Portfolio are not available, and the shares of the Acquiring Portfolio will not be available, for purchase by members of the general public. Rather, shares of the Target Portfolio are available, and shares of the Acquiring Portfolio will be available, for purchase only by insurance companies and their separate accounts as the underlying investment medium for owners (the “Policyowners”) of variable annuity contracts and variable life insurance policies (collectively, the “Contracts”).

        Transamerica Investment Management, LLC (“TIMCO”) is currently the adviser for the Target Portfolio. The Target Portfolio seeks to maximize long-term growth primarily by investing its assets in a diversified portfolio of domestic equity securities issued by small companies. The Target Portfolio uses a “bottom up” approach to investing and buys stocks issued by smaller U.S. companies that show strong potential for steady growth.

        Upon the commencement of the Acquiring Portfolio’s operations, AEGON/Transamerica Fund Advisers, Inc. (“AFTA”) will be the adviser for the Acquiring Portfolio and TIMCO will be the sub-adviser for the Acquiring Portfolio. The Acquiring Portfolio will adopt investment policies and strategies identical to those of the Target Portfolio to fulfill its investment objectives.

        For valid business reasons, the board of directors of TVIF has determined to recommend to shareholders of the Target Portfolio that the Target Portfolio should become a portfolio of ATSF. The board of directors believes that such an exchange has the potential of reducing the operating expenses for management of the assets in the portfolio. Accordingly, the following Plan of Reorganization has been approved by the board of directors of TVIF and ATSF:

(i)	on the Closing Date, all the assets of the Target Portfolio will be transferred to the Acquiring Portfolio in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of certain specified liabilities of the Target Portfolio. The aggregate value of the Acquiring Portfolio shares to be issued in this exchange will be equal to the value of the net assets transferred (computed using the valuation procedures set forth in the respective then-current prospectuses and statements of additional information of TVIF and ATSF);

(ii)	as soon as conveniently practicable after the Closing Date, the Target Portfolio will distribute the Acquiring Portfolio shares received by it pursuant to the Plan of Reorganization to its shareholders pro rata in proportion to their respective interests;[8] and

(iii)	the Target Portfolio will be completely liquidated.

        The steps discussed in paragraphs (i), (ii), and (iii) above are referred to herein collectively as the “Reorganization.”

Representations

        Our opinion is conditioned upon the accuracy of the following representations as of the Closing Date, which representations have been certified to us by an authorized officer of TVIF and/or ATSF:

    (a)        ATSF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Acquiring Portfolio (1) will operate as a separate open-end management investment company and (2) will be taxable as a separate corporation for federal income tax purposes by reason of section 851(g).9 TVIF is registered with the Securities and Exchange Commission under the 1940 Act as an open-end management investment company, and the Target Portfolio (1) operates as a separate open-end management investment company and (2) is taxable as a separate corporation for federal income tax purposes by reason of section 851(g).

    (b)        The Target Portfolio qualified for treatment as a regulated investment company under section 851 (a “RIC”) for its most recent taxable year and intends to qualify as such for its current taxable year. Following completion of the Reorganization, the Acquiring Portfolio intends to qualify as a RIC within the meaning of section 851 for the current and all subsequent taxable years.

    (c)        The fair market value of the shares of the Acquiring Portfolio stock to be received by each shareholder of the Target Portfolio will be approximately equal to the fair market value of the shares of the Target Portfolio surrendered in exchange therefor.

    (d)        Immediately following the Reorganization, the shareholders of the Target Portfolio will own all the outstanding shares of the Acquiring Portfolio, and will own such shares solely by reason of their ownership of shares of the Target Portfolio immediately prior to the Reorganization.

    (e)        Immediately following the Reorganization, the Acquiring Portfolio will possess the same assets and liabilities (except for assets used to pay expenses incurred in the Reorganization) as possessed by the Target Portfolio immediately prior to the Reorganization.

    (f)        There will be no Target Portfolio shareholders entitled to appraisal rights as a result of the Reorganization, no cash will be paid to the shareholders of the Target Portfolio in lieu of fractional shares, and no cash or property other than the Acquiring Portfolio shares will be received by or distributed to the shareholders of the Target Portfolio in the Reorganization.

    (g)        Neither the Acquiring Portfolio nor any person related to the Acquiring Portfolio has any plan or intention to redeem (or acquire) any of the Acquiring Portfolio stock issued in the Reorganization except under its legal obligations under section 22(e) of the 1940 Act.

    (h)        The Acquiring Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Target Portfolio acquired in the Reorganization, except for dispositions made in the ordinary course of its business as an open-end investment company.

    (i)        The Target Portfolio’s liabilities to be assumed by the Acquiring Portfolio (if any) were incurred by the Target Portfolio in the ordinary course of its business and are associated with the assets to be transferred.

    (j)        Except for expenses related solely and directly to the Reorganization, the Acquiring Portfolio and the Target Portfolio will pay their respective transaction expenses. AFTA (or an affiliate of AFTA) will pay the expenses of the Acquiring Portfolio and the Target Portfolio that are solely and directly related to the Reorganization. The shareholders of the Target Portfolio will pay their own respective transaction expenses, and no expenses of the shareholders will be paid by AFTA (or any affiliate of AFTA).

    (k)        There is no intercorporate indebtedness between the Acquiring Portfolio and the Target Portfolio.

    (l)        The fair market value of the assets of the Target Portfolio to be transferred in the Reorganization to the Acquiring Portfolio will exceed the sum of the liabilities to be assumed by the Acquiring Portfolio (if any).

    (m)        At the time of the Reorganization, the Target Portfolio will not have outstanding any warrants, option, convertible securities, or any other type of right pursuant to which any person could acquires shares in the Target Portfolio.

    (n)        The Acquiring Portfolio has no plan or intention, other than in the ordinary course of its operation as an open-end investment company, to issue additional shares following the Reorganization.

    (o)        Following the Reorganization, the Acquiring Portfolio will continue the historic business of the Target Portfolio.

    (p)        The Target Portfolio will distribute to its shareholders the shares of the Acquiring Portfolio it receives pursuant to the Reorganization.

    (q)        As of the Closing Date, the Target Portfolio will cease to be a going concern except for completion of the transactions contemplated pursuant to the Plan of Reorganization. Following the final liquidating distribution, the Target Portfolio will not retain any assets and will be dissolved.

    (r)        The Acquiring Portfolio and the Target Portfolio are each engaging in the Reorganization for valid business reasons.

    (s)        Each of the separate accounts (the “Variable Accounts”) that hold shares in the Target Portfolio is registered with the Securities and Exchange Commission as a unit investment trust under the 1940 Act and is also a segregated asset account under applicable state insurance laws. Each of the Variable Accounts is administered and accounted for as part of the general business of the insurance companies that own such Variable Accounts, but its assets are not chargeable with liabilities arising from the business of any other separate account or any other business that such insurance companies may conduct. The Variable Accounts hold only assets pursuant to variable contracts described in section 817(d) and meet the diversification requirements of section 817(h). Each of the Variable Accounts is properly taxed as part of the operations of the insurance company that owns such Variable Account and is not a separate taxable entity for federal income tax purposes.

    (t)        The Target Portfolio is managed in such a manner as to satisfy the diversification requirements of section 817(h) and section 1.817-5(b) of the Income Tax Regulations, and the Acquiring Portfolio will be managed in such a manner following completion of the Reorganization.

    (u)        The Contracts supported by the Variable Accounts (1) permit each insurance company that owns a Variable Account to substitute shares of the Acquiring Portfolio for shares of the Target Portfolio held by the Variable Accounts, (2) will not differ materially as a result of the Reorganization, and (3) do not permit any Policyowner to direct or require the insurance companies, the Variable Accounts, or any investment company in which the Variable Accounts may invest to acquire any particular asset or investment other than the right to allocate premiums among one or more investment companies meeting the requirements of section 1.817-5 of the Income Tax Regulations.

    (v)        Other than in the case of investors permitted under section 1.817-5(f)(3) of the Income Tax Regulations, (1) all the shares of the Target Portfolio are held (and all shares of the Acquiring Portfolio will be held) by separate accounts of one or more life insurance companies and (2) public access to the Target Portfolio is available (and public access to the Acquiring Portfolio will be available) exclusively through the purchase of a Contract.

Opinion

        Based on our analysis of the Code, the Income Tax Regulations promulgated under the Code, case law, published and private rulings of the Internal Revenue Service, and other relevant legal authority, and in view of the facts summarized above and the representations set forth above, it is our opinion that the following federal income tax consequences will result from the Reorganization:

    1.        The Reorganization will constitute a “reorganization” within the meaning of section 368(a)(1)(F), and the Target Portfolio and the Acquiring Portfolio each will be a “party to a reorganization” within the meaning of section 368(b).

    2.        No gain or loss will be recognized by the Target Portfolio (i) on the transfer of its assets to the Acquiring Portfolio in exchange solely for shares of the Acquiring Portfolio and the Acquiring Portfolio’s assumption of the specified liabilities of the Target Portfolio and (ii) the subsequent distribution by the Target Portfolio of those shares to the shareholders of the Target Portfolio. Section 361.

    3.        No gain or loss will be recognized by the Acquiring Portfolio on receipt of the assets transferred to it by the Target Portfolio in exchange for shares of the Acquiring Portfolio and the assumption of the specified liabilities of the Target Portfolio. Section 1032.

    4.        The Acquiring Portfolio’s basis in the assets received from the Target Portfolio will be the same as the Target Portfolio’s basis in those assets immediately prior to the Reorganization. Section 362(b).

    5.        The Acquiring Portfolio’s holding period for the transferred assets will include the Target Portfolio’s holding period therefor. Section 1223(2).

    6.        No gain or loss will be recognized by the shareholders of the Target Portfolio on the exchange of their shares of the Target Portfolio solely for shares of the Acquiring Portfolio. Section 354.

    7.        A Target Portfolio shareholder’s basis in the shares of the Acquiring Portfolio received in the Reorganization will be the same as the adjusted basis of the shares of the Target Portfolio surrendered in exchange therefor. Section 358.

    8.        A Target Portfolio shareholder’s holding period in the shares of the Acquiring Portfolio received in the Reorganization will include the shareholder’s holding period for the shares of the Target Portfolio surrendered in exchange therefor, provided such Target Portfolio shares were held as capital assets on the Closing Date. Section 1223(l).

    9.        For purposes of section 381 of the Code, the Acquiring Portfolio will be treated as if there had been no reorganization. Accordingly, the taxable year of the Target Portfolio will not end on the effective date of the Reorganization and the tax attributes of the Target Portfolio enumerated in section 381(c) will be taken into account as if there had been no reorganization. The part of the taxable year of the Target Portfolio before the Reorganization and the part of the taxable year of the Acquiring Portfolio after the Reorganization will constitute a single taxable year of the Acquiring Portfolio. Therefore, the Target Portfolio will not be required to file a federal income tax return or distribute information returns to its shareholders for any portion of such taxable year. The Acquiring Portfolio will assume the Target Portfolio’s taxpayer identification number and will not be required to file for a new identification number. See Treas. Reg. § 1.381(b)-1(a)(2); Rev. Rul. 57-276, 1957-1 C.B. 126; Rev. Rul. 73-526, 1973-2 C.B. 404.

    10.        No gain or loss will be recognized by the Policyowners as a result of the Reorganization. Rev. Rul. 82-54, 1982-1 C.B. 11.

_________________

        We express no opinion regarding the federal income tax consequences of the payment by AFTA (or an affiliate of AFTA) of expenses incurred in connection with the Reorganization, except in relation to the qualification of the Reorganization as a “reorganization” under the Code.

        We are furnishing this opinion letter solely for the benefit of TVIF, including the Target Portfolio thereof, and ATSF, including the Acquiring Portfolio thereof, the board of directors of TVIF, the board of directors of ATSF, the shareholders of each of the Target Portfolio and the Acquiring Portfolio, and the Policyowners, and this letter is not to be used, circulated, or quoted for any other purpose without our written consent. Our opinion reflects our interpretation of the provisions of the Code as in effect as of the date hereof. Our opinion is limited to the federal income tax consequences of the Reorganization, and we express no opinion regarding any state, local, foreign or other tax or nontax consequences. Absent your written request, we will revise or update this letter to reflect subsequent changes in law only through the Closing Date.

Sincerely yours, /s/ Sutherland Asbill & Brennan LLP SUTHERLAND ASBILL & BRENNAN LLP

1 Although this opinion letter was executed on January 10, 2003, it is dated as of April 30, 2002, and reflects our opinions as of that date. Consistent therewith, it is drafted in a forward-looking manner even though executed after the close of the transactions discussed herein. We are not aware of any facts or other information that would cause our opinions as reflected herein to change.

2The distribution will be accomplished by establishing new accounts on the shareholder records of the Acquiring Portfolio in the name of each Target Portfolio shareholder, with each new account being credited with the respective prorata number of Acquiring Portfolio shares due the shareholder based on the net asset value per share as of the Closing Date. All shares of Target Portfolio stock will be redeemed/canceled.

3 Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, as amended (the “Code”). 4 Although this opinion letter was executed on January 10, 2003, it is dated as of April 30, 2002, and reflects our opinions as of that date. Consistent therewith, it is drafted in a forward-looking manner even though executed after the close of the transactions discussed herein. We are not aware of any facts or other information that would cause our opinions as reflected herein to change.

5 The distribution will be accomplished by establishing new accounts on the shareholder records of the Acquiring Portfolio in the name of each Target Portfolio shareholder, with each new account being credited with the respective pro rata number of Acquiring Portfolio shares due the shareholder based on the relative net asset values per share as of the Closing Date. All shares of Target Portfolio stock will be redeemed/canceled.

6 Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, as amended (the “Code”). 7 Although this opinion letter was executed on January 10, 2003, it is dated as of April 30, 2002, and reflects our opinions as of that date. Consistent therewith, it is drafted in a forward-looking manner even though executed after the close of the transactions discussed herein. We are not aware of any facts or other information that would cause our opinions as reflected herein to change.

8 The distribution will be accomplished by establishing new accounts on the shareholder records of the Acquiring Portfolio in the name of each Target Portfolio shareholder, with each new account being credited with the respective pro rata number of Acquiring Portfolio shares due the shareholder based on the net asset value per share as of the Closing Date. All shares of Target Portfolio stock will be redeemed/canceled.

9 Unless otherwise indicated, all section references are to the Internal Revenue Code of 1986, as amended (the “Code”).